SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 1, 2004


                                  eGames, Inc.
             (Exact name of registrant as specified in its charter)


Pennsylvania                            0-27102                 23-2694937
------------                            -------                 ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
 of incorporation)                                          Identification No.)



2000 Cabot Blvd. West, Suite 110, Langhorne, PA                 19047-1833
-----------------------------------------------                 ----------
(Address of principal executive offices)                        (Zip Code)


       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[] Written communications pursuant to Rule 425 under the Securities Act
   (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
   (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
   Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On November 1, 2004, eGames, Inc. (the "Company") issued a press release announcing its results for the quarter ended September 30, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

The following document is filed as an exhibit to this report.

99.1   Press Release dated November 1, 2004.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       eGames, Inc.


                                       By: /s/ Thomas W. Murphy
                                           --------------------
                                           Thomas W. Murphy, Vice President and
                                           Chief Financial Officer
Dated: November 1, 2004

                                                                EXHIBIT 99.1

For Immediate Release

          eGames Announces Fiscal 2005 First Quarter Financial Results

Langhorne, Pa. - November 1, 2004 - eGames, Inc. (OTCBB: EGAM), a publisher of Family Friendly(TM), affordable consumer entertainment PC software games, today announced financial results for the three months ended September 30, 2004.

Net sales decreased by $874,000, or 43%, to $1,178,000 for the three months ended September 30, 2004, compared to $2,052,000 in net sales for the three months ended September 30, 2003. For the quarter ended September 30, 2004, the Company experienced a net loss of $184,000, or $0.02 per diluted share, compared to net income of $478,000, or $0.05 per diluted share, for the quarter ended September 30, 2003.

The $874,000 decrease in net sales was caused by a $927,000 decrease in net sales to software distributors that serve North American mass-merchants and other major retailers. The primary factors contributing to this decrease in net sales were:

        o A significant retailer changed its marketing emphasis to featuring higher retail price point ($19.99 and above) game and productivity titles, thereby reducing its retail shelf space allocated to PC game software titles at the $9.99 retail price point. This decision had a negative impact on replenishment and initial product orders for the quarter;

        o Increased competition in the overall consumer entertainment marketplace from a growing number of alternative game-playing technologies available to consumers, including game consoles, hand-held game devices, mobile phones and online game websites, and the impact this competition has had on the PC game software market; and


        o No sales during the quarter ended September 30, 2004 of certain promotional box titles retail priced at $19.99, which in the year ago quarter had represented approximately $280,000 in net sales.

Partially offsetting the decrease in net sales was a $25,000 increase in net sales on the Internet and a $38,000 increase in inventory liquidation sales.

The Company recognized a net loss of $184,000 during the September 30, 2004 quarter compared to the year ago quarter in which the Company earned $478,000 in net income. The $662,000 decline in profitability for the quarter ended September 30, 2004 compared to the year ago quarter was a result of the following factors:

        o a $627,000 decline in gross profit resulting from a 43% decrease in overall net sales and the 8.6% decrease in the gross profit margin that resulted from:
                o a 4.1% increase in royalty costs due to product mix changes and the write-off of advance royalty payments related to various game titles removed from retail distribution;
                o a 2.3% increase in freight costs due to a greater proportion of sales to non-distributors; and
                o a 2.2% increase in other costs related primarily to increased sales of liquidated inventory; and

        o an $81,000 increase in operating expenses, resulting from writing off $122,000 in capitalized licensing and inventory costs related to the RealAge Games & Skills project due to the Company's determination during the quarter that the recovery of these costs in future periods is unlikely. Partially offsetting the impact of this write off expense was a $40,000 decrease in public relations expenses compared to the quarter ended September 30, 2003.

During the quarter ended September 30, 2004, there were reductions of $6,000 in net interest expense and $40,000 in state income tax expense compared to the three months ended September 30, 2003, that partially offset the overall decrease in profitability for the current quarter.

The following table represents the Company's net sales by distribution channel for the quarters ended September 30, 2004 and 2003, respectively:

                            Net Sales by Distribution Channel
                            ---------------------------------
                            (rounded to the nearest thousand)
                            ---------------------------------

                                      Quarters ended
                                       September 30,
                         ---------------------------------------

                                                                   Increase     %
Distribution Channel         2004       %        2003       %     (Decrease)  Change
---------------------    ----------- ------- ----------- -------  ---------   ------
Software Distributors    $   815,000   69%   $ 1,742,000   85%   ($ 927,000)   (53%)
Software Retailers           160,000   14%       170,000    8%      (10,000)    (6%)
Licensing                    101,000    9%       101,000    5%        - 0 -     n/m
Internet                      64,000    5%        39,000    2%       25,000     64%
Inventory Liquidators         38,000    3%         - 0 -   n/m       38,000     n/m
---------------------    ----------- ------- ----------- -------  ---------   ------
Totals                   $ 1,178,000  100%   $ 2,052,000  100%   ($ 874,000)   (43%)
                         ===========  ====   ===========  ====    =========     ===

Comments:
---------
"The first quarter of fiscal 2005 has been a very challenging period for our organization," said Jerry Klein, President and Chief Executive Officer. "We, and the PC games software market in general, are in a significant transitional phase within the overall consumer entertainment arena. Consumers are dividing up their entertainment dollars among a growing array of electronic gaming alternatives, such as: multiple game console platforms, online game portals through increasing availability to high-speed internet access, hand-held game devices and mobile phones. Today the PC is the most ubiquitous and robust gaming platform in existence and we need to find ways to communicate the many benefits of playing PC games more effectively to more consumers. We now know that playing PC games is excellent therapy for helping people maintain mental sharpness as they age and reducing stress while having fun. We think these are good benefits and more PC users should be playing fun, familiar, easy-to-play games like all of our Family Friendly eGames products. Perhaps this is our greatest challenge as we strive to increase our business."

Mr. Klein continued, "Going forward, our strategy remains focused on executing viable profit generating opportunities at retail, validating potentially profitable business development options, maximizing Internet sales by expanding our online gaming site offering, and increasing licensing revenues by doing more profitable business with our current licensees, while finding incremental opportunities with new licensees. In particular, the Internet and licensing revenue channels represent relatively strong margins and lower working capital requirements, compared to traditional PC software distribution. While we strive to maximize all profitable revenue alternatives within this new and evolving business model, we will also need to realign our resources and adjust expense levels to amounts matched with expected sales while at the same time striving to increase our business."

Mr. Klein further commented that, "Despite the difficult trends we are experiencing, our current financial condition as measured by our balance sheet remains strong. As of September 30, 2004, we had net working capital of $3.3 million, no borrowings and continued to have full access to the $500,000 credit facility with Hudson United Bank."

                                  eGames, Inc.
                                  Balance Sheet
                                   (Unaudited)


                                                       As of           As of
                                                   September 30,      June 30,
ASSETS                                                 2004             2004
------                                             -------------    -----------
Current assets:
   Cash and cash equivalents                        $ 1,553,840     $ 1,742,224
   Accounts receivable, net                           1,121,740       1,533,859
   Inventory, net                                       842,114         814,286
   Prepaid and other expenses                           473,896         440,131
                                                    -----------     -----------
        Total current assets                          3,991,590       4,530,500

Furniture and equipment, net                             74,969          74,859
Intangible assets                                        24,089          24,089
                                                    -----------     -----------
        Total assets                                $ 4,090,648     $ 4,629,448
                                                    ===========     ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
   Accounts payable                                 $   359,575     $   441,016
   Accrued expenses                                     312,952         616,794
                                                    -----------     -----------
        Total current liabilities                       672,527       1,057,810
                                                    -----------     -----------

Stockholders' equity:

   Common stock                                       9,179,827       9,179,827
   Additional paid-in capital                         1,359,970       1,329,164
   Accumulated deficit                               (6,620,259)     (6,435,936)
   Treasury stock                                      (501,417)       (501,417)
                                                    -----------     -----------
        Total stockholders' equity                    3,418,121       3,571,638
                                                    -----------     -----------
        Total liabilities and stockholders' equity  $ 4,090,648     $ 4,629,448
                                                    ===========     ===========
                                  eGames, Inc.
                            Statements of Operations
                                   (Unaudited)

                                                                Three Months ended
                                                                   September 30,
                                                           ----------------------------
                                                               2004            2003
                                                           ------------    ------------
Net sales                                                  $  1,177,829    $  2,052,472

Cost of sales                                                   571,158         818,185
                                                           ------------    ------------

Gross profit                                                    606,671       1,234,287

Operating expenses:
    Product development                                         239,115         126,390
    Selling, general and administrative                         571,132         602,284
                                                           ------------    ------------
        Total operating expenses                                810,247         728,674
                                                           ------------    ------------

Operating income (loss)                                        (203,576)        505,613

Interest (income) expense, net                                   (1,230)          4,983
                                                           ------------    ------------

Income (loss) before income taxes                              (202,346)        500,630

Provision (benefit) for income taxes                            (18,024)         22,284
                                                           ------------    ------------

Net income (loss)                                          $   (184,322)   $    478,346
                                                           ============    ============

Net income (loss) per common share:
         - Basic                                           $      (0.02)   $       0.05
                                                           ============    ============
         - Diluted                                         $      (0.02)   $       0.05
                                                           ============    ============

Weighted average common shares outstanding - Basic           10,102,673       9,989,337


Dilutive effect of common share equivalents                       - 0 -         483,761
                                                           ------------    ------------

Weighted average common shares and
      common share equivalents outstanding - Diluted         10,102,673      10,473,098
                                                           ============    ============

About eGames, Inc.
------------------
eGames, Inc., headquartered in Langhorne, PA, publishes and markets a diversified line of Family Friendly(TM), affordable consumer entertainment PC software games. The Company promotes the eGames(TM) brand in order to generate customer loyalty, encourage repeat purchases and differentiate eGames software products to retailers and consumers. eGames also publishes and markets RealAge(R) Games & Skills, a collection of PC software activities and games designed to help build and maintain mental sharpness. RealAge Games & Skills provides information and knowledge about aging gathered from over twenty-five years of research funded by the National Institute on Aging. Additional information regarding eGames, Inc. and RealAge Games & Skills can be found at www.egames.com and www.realagegames.com. eGames -- Where the "e" is for Everybody!(R)

Forward-Looking Statement Safe Harbor:
--------------------------------------
This press release contains certain forward-looking statements, including without limitation, statements regarding: the Company's strategy of executing viable profit generating opportunities at retail, validating potentially profitable business development options, maximizing Internet sales by expanding the Company's online gaming site offering, and increasing licensing revenues by doing more profitable business with the Company's current licensees, while finding incremental opportunities with new licensees; the Company's plans to maximize all profitable revenue alternatives and to realign its resources and adjust expense levels to amounts supportable by expected sales; and the Company's continued access to a $500,000 credit line with Hudson United Bank; and other statements that contain the words "believes," "expects," "may," "should," or "anticipates". The actual results achieved by the Company and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond the Company's control. The Company cautions readers that the risks and uncertainties that may affect the Company's future results and performance include, but are not limited to, those discussed under the heading "Factor Affecting Future Performance" in the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 filed with the Securities and Exchange Commission.

Contact Information at eGames, Inc.
-----------------------------------
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)